Exhibit 10.1

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of September 7, 2022, by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), (b) LANTRONIX, INC., a Delaware corporation (“Lantronix”), (c) LANTRONIX HOLDING COMPANY, a Delaware corporation (“Holding”), (d) LANTRONIX TECHNOLOGIES CANADA (TAIWAN) LTD., a Canadian corporation (“Lantronix Taiwan”), (e) LANTRONIX CANADA, ULC, a Canadian corporation (“Lantronix ULC”), and (f) TRANSITION NETWORKS, INC., a Minnesota corporation (“TNI” and together with Lantronix, Holding, Lantronix Taiwan and Lantronix ULC, each individually and collectively, jointly and severally, “Borrower”).

Recitals

A.                 Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of August 2, 2021 (as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement dated as of October 21, 2021 and that certain Second Amendment to Third Amended and Restated Loan and Security Agreement dated as of February 15, 2022, and as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.                 Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                 Borrower is entering into a certain transaction (such transaction, the “Potential Acquisition”) pursuant to which, among other things, Lantronix OMB, Inc., a Delaware corporation and wholly owned subsidiary of Holding (“Lantronix OMB”), shall merge with and into a target company previously identified to Bank (“Target”). Upon closing of the Potential Acquisition, the separate corporate existence of Lantronix OMB shall cease and Target shall continue as the surviving corporation and as a wholly-owned subsidiary of Holding.

D.                 Borrower has requested that Bank amend the Loan Agreement to (i) make one (1) additional term loan available to Borrower, (ii) adjust the applicable floor on the Adjusted Term SOFR interest rate, (iii) modify the liquidity covenant requirements, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

E.                 Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                  Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                  Amendments to Loan Agreement.

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2.1               Section 2.1.2 (Term Loan Advance). Section 2.1.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)     Availability. On August 2, 2021, Bank made one (1) term loan to Borrower in an original principal amount equal to Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (the “Initial Term Loan Advance”), the proceeds of which were used by Borrower to (i) refinance all existing Indebtedness of Borrower owing to Bank, and (ii) finance the Transition Acquisition (including the payment of all fees and expenses incurred in connection therewith). As of the Third Amendment Effective Date, the remaining outstanding principal amount of the Initial Term Loan Advance owing from Borrower to Bank is Fifteen Million Seven Hundred Fifty Thousand Dollars ($15,750,000). On or about the Third Amendment Effective Date, Bank shall make one (1) additional term loan to Borrower in an original principal amount equal to Five Million Dollars ($5,000,000) (the “Subsequent Term Loan Advance” and together with the Initial Term Loan Advance, each and together, the “Term Loan Advance”) the proceeds of which shall be used by Borrower for general working capital purposes. After repayment (in whole or in part in accordance with the terms hereof), the Term Loan Advance may not be reborrowed.”

2.2               Section 2.1.2 (Term Loan Advance). Section 2.1.2(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c)    Repayment. Borrower shall (i) commencing on October 1, 2022, and continuing on the first (1st) day of the months of January, April, July and October in each calendar year thereafter, repay the Term Loan Advance in quarterly installments of principal equal to the Applicable Term Loan Principal Payment Amount, and (ii) on each Payment Date pay accrued interest at the rate set forth in Section 2.3(a)(ii) hereof. All outstanding principal and accrued and unpaid interest under the Term Loan Advance, and all other outstanding Obligations with respect to the Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.”

2.3               Section 6.9 (Financial Covenants). Section 6.9(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b)    Minimum Liquidity. Liquidity (tested on the last day of each calendar month) in an aggregate amount at least equal to Four Million Dollars ($4,000,000).”

2.4               Section 6.16 (Post-Closing Obligations). Section 6.16(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)    On or prior to January 1, 2023 (or such later date as Bank may agree, in advance, in writing, in its sole discretion), Borrower shall deliver to Bank evidence satisfactory to Bank confirming that TNE has been dissolved and all assets of TNE transferred to Borrower.”

2.5               Section 13.1 (Definitions). The following defined term and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as appropriate, to read as follows:

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“Adjusted EBITDA” shall mean (a) EBITDA, plus (b) non-cash compensation expense (including deferred non-cash compensation expense), arising from the sale or issuance of equity interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such equity interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss), plus (c) up to Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate for costs, restructuring charges and lease exit costs incurred in connection with the Transition Acquisitions and any Permitted Acquisitions consummated in the 2022 calendar year, plus (d) the amount of net cost savings, net operating expense reductions and other net operating improvements and synergies projected by Borrower in good faith to be realized (calculated on a pro forma basis) as a result of actions taken or to be taken in connection with any Permitted Acquisitions consummated in the 2022 calendar year, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Adjusted EBITDA from such actions; provided, however, that the dollar amount of the value of the items set forth in this clause (d) shall not, at any time, exceed twenty-five percent (25%) of the dollar amount of total Adjusted EBITDA (determined prior to the application of any forecasted synergies projected in connection with any Permitted Acquisitions consummated in the 2022 calendar year), plus (e) with respect to consummated Permitted Acquisitions (or up to up to Five Hundred Thousand Dollars ($500,000) in the aggregate in connection with unconsummated Permitted Acquisitions), fees or charges owed to any Person for services performed by such Person in connection with such Permitted Acquisition and other out of pocket costs and expense incurred in connection with such Permitted Acquisition, in each case incurred prior to or within 180 days after the consummation (or, in the case of unconsummated transactions, the proposed date of consummation) of such Permitted Acquisition, plus (f) with respect to any Permitted Acquisitions: (1) non-cash purchase accounting adjustments, including, without limitation, a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and (2) non-cash adjustments in accordance with GAAP purchase accounting rules under FASB Statement No. 141 and EITF Issue No. 01-3, in the event that such an adjustment is required by independent auditors, in each case, as determined in accordance with GAAP, plus (g) reasonable and customary fees, costs, charges and expenses, in respect of earn-outs incurred in connection with any Permitted Acquisition to the extent permitted to be incurred under this Agreement that are required by the application of FAS 141R to be and are expensed by Borrower and its Subsidiaries, (h) other non-cash items acceptable to Bank, minus (i) capitalized software development expenses.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than one and one half of one percent (1.50%), then Adjusted Term SOFR shall be deemed to be one and one half of one percent (1.50%).

“Applicable Term Loan Principal Payment Amount” is (a) Five Hundred Eighteen Thousand Seven Hundred Fifty Dollars ($518,750) for the principal payments due on October 1, 2022, January 1, 2023, April 1, 2023 and July 1, 2023, and (b) Seven Hundred Seventy-Eight Thousand One Hundred Twenty-Five Dollars ($778,125) for the principal payments due on October 1, 2023 through the Term Loan Maturity Date.

“Initial Term Loan Advance” is defined in Section 2.1.2(a) hereof.

“Subsequent Term Loan Advance” is defined in Section 2.1.2(a) hereof.

“Third Amendment Effective Date” means September 7, 2022.

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2.6               Exhibit B (Compliance Statement), including Schedule 1 attached thereto, of the Loan Agreement hereby is replaced with Exhibit B (Compliance Statement), including Schedule 1, attached hereto.

2.7               Waivers and Acknowledgement.

2.8               Borrower acknowledges it is currently in default of (i) Section 6.1(a) of the Loan Agreement due to Borrower’s failure to maintain TNI’s legal existence and good standing in its respective jurisdiction of formation and (ii) Section 6.13 of the Loan Agreement due to Borrower’s failure to timely comply with the requirements thereof following the formation of Lantronix OMB (together, the “Waived Defaults”) and has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Waived Defaults (including without limitation, any breaches of representations and warranties and reporting and notice obligations relating to or arising from the Waived Defaults). Borrower hereby acknowledges and Bank hereby waives the Waived Defaults (including without limitation, any breaches of representations and warranties and reporting and notice obligations relating to or arising from the Waived Defaults).

2.9               Bank hereby acknowledges and agrees that the Potential Acquisition shall be deemed a Permitted Acquisition. In connection therewith, Bank hereby waives the requirement under subsection (a) of the definition of Permitted Acquisition to deliver written notice to Bank of such Permitted Acquisition at least ten (10) Business Days prior thereto.

2.10            Limitation of Amendments.

2.11            The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

2.12            This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

2.13            Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

2.14             Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except with respect to Lantronix OMB and to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

2.15            Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

2.16            The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

2.17            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized on the part of Borrower;

2.18            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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2.19            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

2.20            This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

2.21            Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

3.                  Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of the Effective Date between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

4.                  Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof, except (i) such changes permitted under the Loan Agreement and (ii) with respect to Lantronix OMB.

5.                  Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                  Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of the following conditions:

(a)                the due execution and delivery to Bank of this Amendment by each party hereto;

(b)                the Operating Documents and long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(c)                certified copies, dated as of a recent date, searches for Liens (including, without limitation, UCC, PPSA, pending litigation, judgment, bankruptcy and other searches), as Bank may request, accompanied by written evidence (including any UCC termination statements and PPSA financing charge statements (discharges) and other Lien releases) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released;

(d)                a secretary’s certificate of Borrower with respect to Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Amendment and the other Loan Documents to which it is a party;

(e)                duly executed signatures to the completed Borrowing Resolutions for Borrower;

(f)                 a Notice of Borrowing for the Term Loan Advance in the form attached hereto as Exhibit D;

(g)                Borrower shall have paid to Bank a nonrefundable facility fee in an amount equal to Twenty-Five Thousand Dollars ($25,000); and

(h)               Borrower shall have paid to Bank all reasonable out-of-pocket expenses incurred by Bank in connection with the preparation of this Amendment and the consummation of the transactions described therein, including, without limitation, the reasonable attorneys’ fees and expenses of the Bank.

[Balance of Page Intentionally Left Blank]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK: SILICON VALLEY BANK By: /s/ Will Deevy Name: Will Deevy Title: Director	BORROWER: LANTRONIX, INC. By: /s/ Jeremy Whitaker Name: Jeremy Whitaker Title: Chief Financial Officer

LANTRONIX HOLDING COMPANY

By:   /s/ Jeremy Whitaker

Name:  Jeremy Whitaker

Title:  Chief Financial Officer

LANTRONIX CANADA, ULC

By:   /s/ Jeremy Whitaker

Name:  Jeremy Whitaker

Title:  Chief Financial Officer

LANTRONIX TECHNOLOGIES CANADA (TAIWAN) LTD.

By:   /s/ Jeremy Whitaker

Name:  Jeremy Whitaker

Title:  Chief Financial Officer

TRANSITION NETWORKS, INC.

By:   /s/ Jeremy Whitaker

Name:  Jeremy Whitaker

Title:  Chief Financial Officer

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EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:_________________________________
FROM:	LANTRONIX, INC., on behalf of all Borrowers

Under the terms and conditions of the Third Amended and Restated Loan and Security Agreement (the “Agreement”) by and among Silicon Valley Bank and Lantronix, Inc., on behalf of Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd. and Transition Networks, Inc. (individually and collectively, “Borrower”): Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Compliance Statement	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	FYE within 60 days	Yes No

Financial Covenants	Required	Actual	Complies

Maximum Leverage Ratio (tested quarterly)	See Schedule 1	_______:1.00	Yes No
Minimum Liquidity (tested monthly)	At least $4,000,000	$__________	Yes No
Minimum Fixed Charge Coverage Ratio (tested quarterly)	1.25:1.00	_______:1.00	Yes No

Performance Pricing			Applies

	Prime Rate Margin	SOFR Rate Margin
Leverage Ratio < 1.0:1.0	Prime + 1.50%	Adjusted Term SOFR + 3.10%	Yes No
Leverage Ratio ≥ 1.0:1.0 but < 2.0:1.0	Prime + 2.00%	Adjusted Term SOFR + 3.60%	Yes No
Leverage Ratio ≥ 2.0:1.0	Prime + 2.50%	Adjusted Term SOFR + 4.10%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

I.       Maximum Leverage Ratio (Section 6.9(a))

Required:	A maximum Leverage Ratio (measured as of the last day of each calendar quarter) of (i) 2.50 to 1.00 for each calendar quarter ending June 30, 2021 through and including September 30, 2022, (ii) 2.25 to 1.00 for each calendar quarter ending December 31, 2022 through and including September 30, 2023, and (iii) 2.00 to 1.00 for the calendar quarter December 31, 2023 and each calendar quarter thereafter.

Actual:

A	Total Senior Debt of Borrower	$______
B	Net Income	$______
C	Interest Expense	$______

D	To the extent included in the determination of Net Income:

	1. Depreciation expense	$______
	2. Amortization expense	$______

E	Income tax expense	$______

F	Costs, restructuring charges and lease exit costs incurred in connection with the Transition Acquisitions and any Permitted Acquisitions consummated in the 2022 calendar year (not to exceed $2,500,000 in the aggregate)	$______

G	Non-Cash Stock Compensation Expenses	$______

H	Net cost savings, net operating expense reductions and other net operating improvements and synergies arising from any Permitted Acquisitions consummated in the 2022 calendar year (capped at 25% of Adjusted EBITDA)	$______

I	Capitalized software development expenses	$______

J	Adjusted EBITDA (the sum of lines B, C, D.1, D.2, E, F, G, H minus line I) (measured on a trailing 12 month basis on a consolidated basis with respect to Borrower and its Subsidiaries)	$______

K	Leverage Ratio (line A divided by line J)	___to 1.0

Is line K less than or equal to the maximum amount set forth above for the relevant measuring period?

___________No, not in compliance	___________Yes, in compliance

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II.       Minimum Liquidity (Section 6.9(b))

Required:          At least $4,000,000 at all times, but tested monthly on the last day of each calendar month

Actual:              $____________

Has Borrower at all times during the previous month maintained a balance of (a) unrestricted cash and Cash Equivalents at Bank and Bank’s Affiliates (subject to a Control Agreement in form and substance acceptable to Bank) plus (b) the Availability Amount, in an aggregate amount equal to at least Five Million Dollars ($5,000,000)?

___________No, not in compliance	___________Yes, in compliance

III.      Minimum Fixed Charge Coverage Ratio (Section 6.9(c))

Required:          A minimum Fixed Charge Coverage Ratio (tested quarterly) of 1.25 to 1.0.

Actual:              ______:1.00

A.	Adjusted EBITDA (value of line J in the section above)	$______
B.	Unfinanced Capital Expenditures (including capitalized software)	$______
C.	Dividends (permitted pursuant to Section 7.7)	$______
D.	Cash Taxes paid or payable during the applicable measuring period	$______
E.

Principal and interest payments on all Indebtedness owing by Borrower under the Agreement, and any other Indebtedness (including, but not limited to Subordinated Debt), determined on a trailing twelve (12) months basis

$______
F.	Fixed Charge Coverage Ratio: (line A minus lines B, C, D and capitalized software divided by Line E)	___: 1.00

___________No, not in compliance	___________Yes, in compliance

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EXHIBIT D

FORM OF NOTICE OF BORROWING

LANTRONIX, INC., on behalf of all Borrowers

                              Date: ______________

To:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054 Attention: IMX Production Email: imxproduction@svb.com Email: wdeevy@svb.com

Re:           Third Amended and Restated Loan and Security Agreement dated as of August 2, 2021 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd., Transition Networks, Inc. (individually and collectively, “Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4 of the Loan Agreement, of the borrowing of an [Advance][Term Loan Advance][Advance and Term Loan Advance].

1.                  The Funding Date, which shall be a Business Day, of the requested [Advance][Term Loan Advance][Advance and Term Loan Advance] is _______________.

2.                  The aggregate amount of the requested Advance is $_____________.

3.                  The aggregate amount of the requested Term Loan Advance is $_____________.

4.                  The requested Advance shall consist of $___________ of Prime Rate Advances and $______ of SOFR Advances, bearing interest at Adjusted Term SOFR.

5.                  The requested Term Loan Advance shall consist of $___________ of Prime Rate Advances and $______ of SOFR Advances, bearing interest at Adjusted Term SOFR.

6.                  [The duration of the Interest Period for the SOFR Advances bearing interest at Adjusted Term SOFR included in the requested Advance shall be __________ months.]

7.                  [The duration of the Interest Period for the SOFR Advances bearing interest at Adjusted Term SOFR included in the requested Term Loan Advance shall be __________ months.]

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The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [Advance][Term Loan Advance][Advance and Term Loan Advance] before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)       all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects or all respects, as applicable, as of such date; [and]

(b)       no Event of Default has occurred and is continuing, or would result from such proposed [Advance][Term Loan Advance][Advance and Term Loan Advance];[ and

(c)       immediately prior to making such Advance, the Availability Amount is greater than or equal to the amount of such requested Advance.

BORROWER	LANTRONIX, INC., on behalf of all Borrowers

	By:	/s/
Name:
Title:

[For internal Bank use only

SOFR Pricing Date	Term SOFR Reference Rate	SOFR Variance	Maturity Date
____%

]

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